Exhibit 31.1

CERTIFICATIONS

I, Mark N. Schwartz, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-KSB/A to Form 10-KSB of Hypertension Diagnostics, Inc. and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2003

/s/ Mark N. Schwartz

Mark N. Schwartz, Chief Executive Officer